UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2015

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 1000

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-0050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                        Termination of a Material Definitive Agreement.

As previously disclosed by Streamline Health Solutions, Inc. (the “Company”) on a Current Report on Form 8-K filed on May 8, 2014, Streamline Health, Inc. (“Streamline”), a subsidiary of the Company, signed a definitive asset purchase agreement (the “Agreement”) with CentraMed, Inc., a California corporation (“CentraMed”) on May 6, 2014. The Agreement provided for Streamline’s purchase of substantially all of CentraMed’s assets related to its business of providing healthcare analytics and consulting services to hospitals, physicians and other providers. The Agreement included detailed representations, warranties and covenants, as well as indemnification and termination provisions customary for transactions of this type.

The Agreement provided Streamline the right to terminate the Agreement in a number of circumstances, including if Streamline is not satisfied, in its sole and absolute discretion, with the results of its due diligence investigation; Streamline’s senior lender does not consent to transactions contemplated by the Agreement; or Streamline’s board does not authorize the transactions contemplated by the Agreement.  On January 12, 2015, Streamline terminated the Agreement in accordance with its termination rights. No early termination penalties were incurred by the Company or Streamline as a result of the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: January 13, 2015	By:	/s/ Jack W. Kennedy Jr.
		Name:	Jack W. Kennedy Jr.
		Title:	Senior Vice President &
Chief Legal Counsel